Exhibit 2(n)(2)
CONSENT
I hereby consent on behalf of Blake, Cassels & Graydon LLP to the reference to our firm in the registration statement for Kiewit Investment Fund LLLP to be filed on or about May 22, 2008.

BLAKE, CASSELS & GRAYDON LLP
/s/ Blake, Cassels & Graydon LLP